SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): September 14, 2005

                               AXA FINANCIAL, INC.
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             (Exact name of Registrant as specified in its charter)



          Delaware                       1-11166                 13-3623351
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(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)



1290 Avenue of the Americas
New York, New York                                              10104
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(Address of principal executive offices)                      (Zip Code)


                                 (212) 554-1234
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              (Registrant's telephone number, including area code)

                                      None
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             (Former name or address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On September 14, 2005, AXA Financial, Inc., a Delaware corporation (the "Company"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Merrill Lynch"), entered into a definitive Stock Purchase Agreement, dated as of September 14, 2005 (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, Merrill Lynch will purchase from the Company all of the issued and outstanding shares of capital stock of The Advest Group, Inc. ("Advest"), a Delaware corporation and a wholly owned subsidiary of the Company, for $400 million in cash, subject to adjustments in certain circumstances. The Company's estimated post-tax proceeds from the sale will be approximately $297 million. The Company preliminarily estimates that the purchase price will result in a pre-tax gain to the Company of approximately $6 million and a post-tax loss to the Company of approximately $96 million. This transaction reduces the Company's goodwill by approximately $190 million, representing 31% of the total goodwill related to the MONY acquisition in 2004. The sale of Advest is expected to close in the fourth quarter of 2005 and is subject to certain regulatory approvals.

ITEM 7.01.  REGULATION FD DISCLOSURE.

     The information provided in connection with Item 7.01 of this report is being furnished pursuant to Regulation FD of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance with General Instruction B of Form 8-K, the information provided in connection with Item 7.01 of this report shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act. The furnishing of the information set forth in connection with
Item 7.01 of this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information that is required to be disclosed solely by Regulation FD.

     On September 14, 2005, the Company and Merrill Lynch issued a joint press release announcing the execution of the Stock Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein solely for purposes of this Item 7.01 disclosure.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

      (d)  Exhibits

           The following exhibits are filed herewith:

99.1 Joint press release, dated September 14, 2005, of AXA Financial, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AXA FINANCIAL, INC.


Date:  September 14, 2005         By: /s/ Kevin R. Byrne
                                      ---------------------
                                      Name:  Kevin R. Byrne
                                      Title: Senior Vice President, Chief
                                             Investment Officer and Treasurer

























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EXHIBIT INDEX

EXHIBIT
NUMBER     EXHIBIT DESCRIPTION

99.1 Joint press release, dated September 14, 2005, of AXA Financial, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated